UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 8, 2022

SavMobi Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206804	47-3240707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building B8, China Zhigu, Yinhu Street, Fuyang District,

Hangzhou, Zhejiang, China

(Address of principal office)

+86 57187197085

(Registrant’s telephone number, including area code)

Room 502, Unit 1, Building 108, Red Star Sea Phase 3, Dalian Development Zone,

Dalian, Liaoning, China

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On June 8, 2022, three (3) shareholders of SavMobi Technology, Inc. (the “Company”), including Ma Hongyu, Ye Caiyun, and Li Wenzhe entered into stock purchase agreements with an aggregate of five (5) non-U.S. accredited investors (the “Purchase Agreements”) to sell an aggregate of 25,095,788 shares of common stock of SavMobi Technology, Inc. (the “Company”), which represents approximately 40.54% of the issued and outstanding shares of common stock of the Company, for consideration of $250,958.

The Purchase Agreements were fully executed and delivered on June 8, 2022. Zhang Yiping and Chen Xinxin acquired approximately 24.54% and 6.46% of the issued and outstanding shares of the Company, respectively, and the remaining purchasers each acquired less than 4.99% of the issued and outstanding shares.

Purchasers	Shares acquired	%
Zhang Yiping	15,189,500	24.54%
Chen Xinxin	4,000,000	6.46%
Wang Yanfang	2,000,000	3.23%
Liu Chen	2,000,000	3.23%
Liu Ying	1,906,288	3.08%

In addition, on June 8, 2022, Mr. Ma Hongyu, submitted his resignation from all executive officer positions with the Company, including Chief Executive Officer and Chief Financial Officer, respectively, effective immediately. On the same day, Mr. Ma Hongyu, the sole member of the Company’s board of directors, appointed Ms. Chen Xinxin as Director and Chairman of the Board, and following such appointment, Mr. Ma Hongyu submitted his resignation of members of the Board, President, Secretary and Treasurer, which resignations were effective immediately.

On June 8, 2022, Ms. Chen Xinxin was also appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer, effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Mr. Ma Hongyu and the Company or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

2

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and director is as follows:

Chen Xinxin

Ms. Chen Xinxin (“Ms. Chen”), age 41, obtained a Bachelor degree of Art Management from Central Academy of Drama in 2014 in Beijing, China.

From May 2015 to July 2018, Ms. Chen was a market operations manager of Wuxi Ruiying Life Science Co., Ltd. (“Wuxi”). Wuxi had two major business steams, first one was research and development (“R&D”) in biological technology field. The second one was sales and distribution of its developed products from its in-house successful R&D results. Ms. Chen was responsible to design the product presentation contents, company event organization and marketing and promotion of company brand name and products.

From September 2018 to present, Ms. Chen has been a vice president of operations department of Hangzhou Jizhong Ecological Technology Co. Ltd. (“Hangzhou Jizhong”). Hangzhou Jizhong is engaging in smart vehicle parking solutions. Ms. Chen is responsible for marketing and promotion work of in-house smart parking solutions. She is also responsible to handle the public relations matter by distributing company news and press releases.

With the well-developed public relations and marketing capabilities, Ms. Chen Xinxin has been appointed as a Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Chairman of Board of Directors of the Company since June 8, 2022.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1	FORM OF STOCK PURCHASE AGREEMENT, dated June 8, 2022, by and between certain sellers and purchasers named therein.
99.2	DIRECTOR’S RESOLUTION, dated June 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 9, 2022

SavMobi Technology, Inc.

/s/ Chen Xinxin
By:	Chen Xinxin
Title:	Chief Executive Officer

4